SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 3, 2004 (February 2, 2004)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Required Regulation FD Disclosure.

On February 2, 2004, Mission Resources Corporation announced that it had closed on the previously announced purchase of an approximately 80% operated working interest in the Jalmat Field in Lea County, New Mexico for approximately $26.6 million. The Company also announced its year-end 2003 reserves and updated further hedging activity.

The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1	Press Release

Item 12.	Results of Operations and Financial Condition.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: February 3, 2004	By:	/s/ Richard W. Piacenti

	Name:	Richard W. Piacenti
	Title:	Executive Vice President and Chief Financial Officer